UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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deCODE genetics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

April     , 2007

To the stockholders of deCODE genetics, Inc.:

                You are cordially invited to attend the 2007 Annual Meeting of Stockholders of deCODE genetics, Inc., a Delaware corporation, to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on May 11, 2007 at 9:00 a.m. local time.  We have enclosed a (i) Notice of Annual Meeting, (ii) Proxy Statement, and (iii) proxy card.  We have also enclosed our 2006 Annual Report and a return envelope for your proxy card.

                At the Annual Meeting you will be asked to elect three directors to our Board of Directors, ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and consider and vote upon a proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000. Your vote is important.  We urge you to complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting.  If you attend the Annual Meeting, you may vote in person, even if you previously returned your proxy card.

                We look forward to seeing you at the Annual Meeting.

Sincerely,

KARI STEFANSSON Chairman, Chief Executive Officer and President

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Notice of Annual Meeting of Stockholders
To Be Held on May 11, 2007

        The 2007 Annual Meeting of Stockholders of deCODE genetics, Inc. will be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on May 11, 2007 at 9:00 a.m. local time, for the following purposes:

(1)           To elect three Class III directors to hold office for a term of three years and until their successors have been duly elected and qualify;

(2)           To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

(3)           To consider and vote upon a proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000;  and

(4)           To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                The Board of Directors has fixed the close of business on March 27, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal.

                All stockholders are asked to complete, sign and date the enclosed proxy card and return it promptly by mail in the enclosed self-addressed return envelope, which does not require postage if mailed in Iceland or the United States.

By Order of the Board of Directors,

KARI STEFANSSON Chairman, Chief Executive Officer and President

April     , 2007

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Proxy Statement For Annual Meeting

General Information

                This Proxy Statement is furnished by the Board of Directors of deCODE genetics, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on May 11, 2007 at 9:00 a.m. local time, and at any adjournment thereof.  This Proxy Statement and the accompanying Annual Report, Notice of Annual Meeting and proxy card are being mailed to stockholders on or about April     , 2007.  Our principal executive offices are located at Sturlugata 8, IS-101 Reykjavik, Iceland.

Stockholders Entitled To Vote

                Only stockholders of record at the close of business on March 27, 2007 will be entitled to vote at the Annual Meeting and at all adjournments thereof.

                On March 27, 2007, there were outstanding and entitled to vote                         shares of our common stock, $0.001 par value per share.  Each outstanding share of our common stock is entitled to one vote on each matter to be voted upon.  Directors and an executive officer who hold an aggregate of 51,915 shares of unvested restricted stock granted pursuant to our equity incentive plans, which are included in the foregoing number, have agreed not to vote such shares at the Annual Meeting.

                In order to carry on the business of the Annual Meeting, we must have a quorum.  This means the holders of at least a majority of our common stock must be represented at the Annual Meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

                Directors are elected by a plurality vote.  The proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.  The other action proposed herein may be taken upon the affirmative vote of the majority of shares of common stock represented at the Annual Meeting either by proxy or in person, provided a quorum is present in person or by proxy.  The vote required to approve any other matter that may be properly brought before the Annual Meeting will be determined in accordance with the Delaware General Corporation Law.  Only votes cast “for” a matter will constitute affirmative votes.  Votes that are withheld or abstentions, because they are not cast “for” a particular proposal, will have the same effect as negative votes or votes cast “against” such proposal.  Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of proposals which require the affirmative vote of a majority of shares represented at the Annual Meeting.  However, broker non-votes, because they are not cast “for” a particular proposal, will have the same effect as negative votes or votes cast “against” proposals which require the affirmative vote of a majority of shares outstanding (e.g., the proposed amendment to our certificate of incorporation).  Votes cast, either in person or by proxy, will be tabulated by The Bank of New York, our transfer agent.

How To Vote

                Our Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote from one or more of our director nominees. You may also vote for or against the other proposals, or abstain from voting.  We will vote as you direct.

                If a proxy is properly given by a stockholder and is not revoked, the shares represented thereby will be voted at the Annual Meeting in the manner specified on the proxy card, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (i) ”FOR” the election of the Class III director nominees, (ii) ”FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, (iii) “FOR” the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000, and (iv) in connection with the transaction of such other business as may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy.  If one of the director nominees is unable to serve, or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy card will be voted for a substitute nominee designated by the Board of Directors, or the Board of Directors may determine not to elect three Class III directors at the Annual Meeting.

                You may receive more than one proxy card depending on how you hold your shares.  Shares registered in your name are covered by one card.  However, if you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote.  Each such proxy card should be signed and returned to assure that all of your shares are voted.

Changing Your Vote

                You may revoke your proxy at any time before it is voted by (i) giving notice of revocation in writing to the Secretary of deCODE, (ii) duly executing and delivering to the Secretary of deCODE a proxy card bearing a later date, or (iii) voting in person at the Annual Meeting.  However, your mere presence at the Annual Meeting does not revoke the proxy.

Stockholder Proposals for the 2008 Annual Meeting of Stockholders

                Any stockholder desiring to present a proposal for inclusion in deCODE’s proxy statement or form of proxy card relating to the 2008 Annual Meeting of Stockholders must advise the Secretary of deCODE at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland of such intention in writing by December     , 2007.  Pursuant to our bylaws, any stockholder intending to propose a matter at the 2008 Annual Meeting of Stockholders, but not requesting that such matter be included in the proxy statement or form of proxy relating to the 2008 Annual Meeting, must advise the Secretary of deCODE at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland of such intention in writing by December     , 2007.  If deCODE does not receive such notice by that date, the notice will be considered untimely.  Our proxy card for the 2008 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any matter of which we do not receive timely notice.

PROPOSAL 1

ELECTION OF DIRECTORS

                Our certificate of incorporation requires that the Board of Directors be divided into three classes.  The members of each class of directors serve for staggered three-year terms.  Class I consists of Linda Buck and Birgit Stattin Norinder, whose terms will expire at the Annual Meeting of Stockholders in 2008.  Class II consists of J. Neal Armstrong, James R. Beery and Earl M. Collier, Jr., whose terms will expire at the Annual Meeting in 2009.  Class III consists of Kari Stefansson, Terrance McGuire and Peter Goodfellow, whose terms will expire at the Annual Meeting.  The directors hold office until the expiration of their respective terms and until their respective successors are elected and qualify, or until death, resignation or removal.

Director Nominees

        The nominees for election to the Board of Directors are:

Kari Stefansson, M.D., Dr. Med., 58, has served as our President, Chief Executive Officer and a director since he co-founded deCODE in August 1996.  Dr. Stefansson was appointed to serve as the Chairman of our Board of Directors in December 1999.  He also served as our Secretary from August 1996 to March 2001.  From 1993 until April 1997, Dr. Stefansson was a Professor of Neurology, Neuropathology and Neuroscience at Harvard University.  In addition, from 1993 through December 1996 he was Director of Neuropathology at Beth Israel Hospital in Boston, Massachusetts.  From 1983 to 1993, he held faculty positions in Neurology, Neuropathology and Neurosciences at the University of Chicago.  Dr. Stefansson received his M.D. and Dr. Med. from the University of Iceland in 1976 and 1986, respectively.

Terrance G. McGuire, 51, has served as a director since August 1996 and as Vice-Chairman of the Board of Directors since April 2000.  He currently serves as a member of our Nominating and Corporate Governance Committees.  He served as our Assistant Secretary from January 1998 to October 2000.  Since March 1996, he has been a Founding General Partner of Polaris Venture Partners, a national venture capital firm.  Since 1992, he has served as a general partner of Alta V Management Partners L.P., which is the general partner of Alta V Limited Partnership.  He is a director of several private healthcare and information technology companies.  Mr. McGuire received his B.S. in Physics and Economics from Hobart College, his M.S. in Engineering from Dartmouth College and his M.B.A. from the Harvard Business School.

Peter Goodfellow, 55, joined the Board of Directors in September 2006. He currently serves as a member of our Compensation Committee. Dr. Goodfellow serves as a Scientific Advisor to Abingworth Life Science Investments, a venture capital firm that invests in both private and public life science companies.  In addition, he serves as a director of the Institute of Cancer Research and as a member of several advisory boards, including the Scientific Advisory Boards of the Beaton Institute, Max Plank Institute Berlin and SCDD.  Dr. Goodfellow was formerly Senior Vice President for Discovery Research at GlaxoSmithKline.  He has also held senior positions at SmithKline Beecham, the Balfour chair in genetics at Cambridge University and research positions at the Imperial Cancer Research Fund.  Dr. Goodfellow received his doctorate from Oxford University and held a postdoctoral fellowship at Stanford University.

The Board of Directors recommends that you cast your vote FOR the election of the above named nominees to serve as the Class III Directors.

Directors

Our current directors whose terms will extend beyond the Annual Meeting are:

J. Neal Armstrong, 68, has served as a director since October 2003.  He currently serves as Chairman of our Audit Committee and a member of our Compensation Committee.  Mr. Armstrong served as Vice President, Chief Financial Officer, Secretary and Treasurer of Aspect Medical Systems, Inc., a developer and manufacturer of an anesthesia monitoring system, from 1996 to 2005, and as Aspect’s Vice President of Investor Relations in 2005 and 2006.  Prior to joining Aspect, Mr. Armstrong served as Vice President of Finance, Chief Financial Officer and as a director of Haemonetics, Inc., a manufacturer of blood processing systems, and as Vice President of Finance and

Administration, Treasurer and Chief Financial Officer at BTU International, a manufacturer of thermal processing systems.  In addition, he served for 14 years in senior operating and financial positions at Texas Instruments, Inc., an electronics company.  Mr. Armstrong is a director of TissueLink Medical, Inc. and serves as Chairman of the TissueLink Audit Committee.  Mr. Armstrong holds a bachelor’s degree in accounting from the University of Texas and is a certified public accountant.

James R. Beery, 65, has served as a director since April 2004.  He currently serves as Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee.  Mr. Beery has served since March 2002 as Senior Of Counsel in the London office of Covington & Burling, an international law firm based in Washington, D.C.  Prior to his retirement in June 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline plc, a UK-based global pharmaceutical company.  From 1993 until the formation of the merged company GlaxoSmithKline in December 2000, Mr. Beery served as Senior Vice President, General Counsel and Corporate Secretary of SmithKline Beecham plc.  Mr. Beery holds an A.B. from Harvard College and a J.D. from Stanford Law School.  He is currently a director of Martek Biosciences Corporation and Orchid Cellmark Inc.

Linda Buck, Ph.D., 60, joined our Board of Directors in December 2005.  Dr. Buck is an Investigator of the Howard Hughes Medical Institute, Associate Director of Basic Sciences at Fred Hutchinson Cancer Research Center, and an Affiliate Professor of Physiology and Biophysics at the University of Washington.  Prior to joining the Fred Hutchinson Cancer Research Center in 2002, she was a Professor of Neurobiology at Harvard Medical School.  Dr. Buck holds B.S. degrees in psychology and microbiology from the University of Washington, and she received her Ph.D. in immunology from the University of Texas Southwestern Medical Center at Dallas.  Dr. Buck is the author of numerous scientific publications and the recipient of many honors and awards for her research, including a Nobel Prize in Physiology or Medicine in 2004, for her discoveries on the workings of the olfactory system.

Earl M. Collier, Jr., 59, joined our Board of Directors in July 2006.  He currently serves as Chairman of our Compensation Committee.  Mr. Collier is an Executive Vice President at Genzyme Corp.  He has previously served as President of Vitas Healthcare, was a partner at the Washington, D.C.-based law firm of Hogan and Hartson, and served as Deputy Administrator of the Health Care Finance Administration (now Centers for Medicare and Medicaid Services) in the Department of Health and Human Services. Mr. Collier received his B.A. from Yale University and his J.D. from the University of Virginia.

Birgit Stattin Norinder, 58, has served as a director since June 2006. She currently serves as a member of our Nominating and Corporate Governance Committee.  Mrs. Stattin Norinder has held senior clinical development and regulatory affairs positions in Europe and the United States at Pharmacia & Upjohn, Glaxo Group Research Ltd., Astra Research Centre AB, Pfizer Group and Parke-Davis AB. Most recently, she served as CEO and Chairman of the Board of Prolifix Ltd., a biotech company with a focus on oncology, from 1998 until the merger of Prolifix with TopoTarget in 2002. Mrs. Stattin Norinder currently serves on the boards of several biotechnology companies including Antisoma plc, Artimplant AB, Photocure ASA and Biolipox AB, and is Chairman of the Board of InDex Pharmaceuticals AB. She is a pharmacist by training and graduated from the University of Uppsala in Sweden.

Director Independence

The Board has affirmatively determined that all of the incumbent directors and director nominees (other than Dr. Stefansson) are “independent” as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission.  The Board has designated Mr. McGuire as the lead independent director.

In determining the independence of each of the directors, the Board considered the following relationships and transactions: (i)  Covington & Burling, a law firm of which Mr. Beery serves as Senior Of Counsel, provided legal services to us during the fiscal year ended December 31, 2006 for which we paid approximately $5,167; and (ii) North Star Venture Management 2000, LLC (“North Star”), of which Mr. McGuire is a managing member, subleased office space in Waltham, Massachusetts to us during the fiscal year ended December 31, 2006 for $3,000 per month, which is the same rate per square foot as North Star pays for the space under its sublease with its landlord, an unaffiliated entity. The Board determined that neither of these relationships impaired the independence of the directors.

Director Attendance

During the year ended December 31, 2006, the Board of Directors, which consisted of Dr. Stefansson, Mr. Armstrong, Mr. Berry, Dr. Buck, Mr. Collier (commencing in July), Mr. Goodfellow (commencing in September), Mr. McGuire, Mrs. Stattin Norinder (commencing in June), and Dr. Goran Ando (until his resignation effective January 31, 2006) held seven (7) meetings and acted by unanimous written consent on two (2) occasions.  Each incumbent director attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the year ended December 31, 2006. All of the incumbent directors who were then serving as directors of deCODE attended deCODE’s Annual Meeting of Stockholders in 2006.  Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders, the Board of Directors and committees of which he or she is a member.

Stockholder Communication

                Our Board of Directors has approved a process for stockholders to send communications to the Board.  Stockholders and other parties interested in communicating directly with the Chairman or with a specific member of the Board of Directors may do so by writing to: Chairman (or such director), deCODE genetics, Inc., Sturlugata 8, IS-101 Reykjavik, Iceland.  All correspondence received by deCODE and addressed to the Chairman or a specific member of the Board of Directors is forwarded, promptly upon receipt and unopened, to the Chairman or such member of the Board of Directors.

 Board Committees

The Board of Directors has (i) a Compensation Committee, (ii) a Nominating and Corporate Governance Committee, and (iii) an Audit Committee.  The Board of Directors has adopted written charters for each of the committees, copies of which are available on our website at www.deCODE.com.

Compensation Committee

                In 2006, the Compensation Committee, which consisted of Dr. Ando (until his resignation), Mr. Armstrong (commencing in February), Mr. McGuire (until November), Mr. Beery (from February to November), Mr. Collier (commencing in November) and Mr. Goodfellow (commencing in November), held three (3) meetings and acted by unanimous written consent on three (3) occasions.  The current members of our Compensation Committee are Messrs. Armstrong, Collier and Goodfellow.  All members of our Compensation Committee are “independent” as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission.    The Compensation Committee is responsible for reviewing and approving all matters concerning the compensation of our employees, officers and consultants in accordance with the policies of our Board of Directors.  The Compensation Committee administers our 1996 Equity Incentive Plan, our 2002 Equity Incentive Plan and our 2006 Equity Incentive Plan and determines the compensation for the Chief Executive Officer.  The Chief Executive Officer recommends compensation packages for the remaining officers, which the Compensation Committee reviews and approves, modifies or denies.   From time to time, we have retained outside human resources consulting firms to assist the Compensation Committee in establishing annual and long-term executive compensation policies by providing peer company compensation data and comparisons, reviewing our existing annual incentive program design, analyzing our use of equity compensation, and making recommendations with respect to our compensation strategy and philosophy.  In 2006, we engaged Pearl Meyer & Partners to provide such assistance.  Decisions regarding the compensation of the directors are made by the entire Board of Directors.

Nominating and Corporate Governance Committee

During the year ended December 31, 2006, the Nominating and Corporate Governance Committee, which consisted of Mr. McGuire, Mr. Beery, Mr. Armstrong (until November) and Mrs. Stattin Norinder (commencing in November) held seven (7) meetings.  The current members of our Nominating and Corporate Governance Committee are Messrs. Beery and McGuire and Mrs. Stattin Norinder.  All members of our Nominating and Corporate Governance Committee are “independent” as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission.  The

Nominating and Corporate Governance Committee identifies and  reviews the qualifications of candidates, proposes nominees to serve as members of our Board of Directors and its committees, oversees succession planning for certain senior officers (as appropriate), and develops, recommends to the Board of Directors and oversees a set of corporate governance guidelines applicable to deCODE. It is the Nominating and Corporate Governance Committee’s policy to consider potential candidates for Board membership recommended by its members, management, stockholders and others.  From time to time we have retained a third-party search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director candidates.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be met for a recommendation for a position on the Board of Directors.  Instead, the Nominating and Corporate Governance Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates for nomination to the Board of Directors, giving due consideration to diversity, experience, skill set, the ability to act on behalf of stockholders and such other criteria as it believes appropriate and in the best interests of deCODE and its stockholders. No special procedure has been established for the consideration of director candidates recommended by stockholders.  Stockholders may submit recommendations for director candidates to: Nominating and Corporate Governance Committee Chairman, deCODE genetics, Inc., Sturlugata 8, IS-101 Reykjavik, Iceland.  All potential director candidates are evaluated based upon the same criteria, and the Nominating and Corporate Governance Committee makes no distinction in its evaluation of candidates based upon whether such candidates are recommended by stockholders or others.  Once the evaluation is complete, the Nominating and Corporate Governance Committee recommends the nominees to the Board of Directors, which makes the final determination.

Audit Committee

During the year ended December 31, 2006, the Audit Committee, which consisted of Mr. Armstrong, Mr. McGuire and Mr. Beery, held five (5) meetings and acted by unanimous written consent on one (1) occasion.  The current members of the Audit Committee are Messrs. Armstrong, Beery and McGuire.  All members of our Audit Committee are “independent” as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Armstrong is an audit committee financial expert.  The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements, and is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

Audit Committee Report

Responsibilities

                The Audit Committee is responsible for reviewing the results and scope of the audits and other services provided by deCODE’s independent registered public accounting firm.  Management is solely responsible for the financial statements and the financial reporting process, including internal control over financial reporting, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments.  deCODE’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.  deCODE’s independent registered public accounting firm is also responsible for auditing and reporting on management’s assessment, and the effectiveness, of deCODE’s internal control over financial reporting.

Independence

                As part of its responsibilities, the Audit Committee reviews the fees paid to the independent registered public accounting firm for non-audit services, if any, and considers the effect of such services and the related fees on the independent registered public accounting firm’s independence.  As required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Board in Rule 3600T, as currently in effect, deCODE’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), has disclosed to the Audit Committee in writing any relationships between it (and its related entities) and deCODE (and its related entities), which, in its professional judgment, may reasonably be thought to affect its ability to be independent.  In addition, Deloitte has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of deCODE within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Recommendation

                Acting pursuant to the Charter, the Audit Committee has reviewed deCODE’s audited annual financial statements for the year ended December 31, 2006 and management’s report on the internal control over financial reporting, and the related reports by Deloitte, and has discussed the audited financial statements and reports with management and with Deloitte.  The Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Board in Rule 3200T, and Independence Standards Board Standard No. 1, as currently in effect.  These matters include significant accounting policies, management judgments and accounting estimates, management’s consultation with other accountants, and any difficulties encountered in performing the audit, significant audit adjustments or disagreements with management.  Based on the review and discussions described above, the Audit Committee recommended to deCODE’s Board of Directors that the audited financial statements be included in deCODE’s annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The preceding Audit Committee Report is not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2006 were Dr. Ando (until his resignation), Mr. Armstrong (commencing in February), Mr. McGuire (until November), Mr. Beery (from February to November), Mr. Collier (commencing in November) and Mr. Goodfellow (commencing in November). Mr. McGuire served as deCODE’s assistant secretary from January 1998 until October 2000.  Otherwise, no member of the Compensation Committee was at any time during 2006, or formerly, an officer or employee, nor had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act of 1934, as amended. No executive officer has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of deCODE or a member of our Compensation Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                The name, age and position of each person who is currently serving as an executive officer (but not also as a director) is listed below, followed by summaries of their backgrounds and principal occupations.  Executive officers are elected annually and serve at the discretion of the Board of Directors.

Name	Age	Position(s)
Lance Thibault	40	Chief Financial Officer and Treasurer

Mark Gurney	52	Senior Vice President, Drug Discovery and Development

Daniel Hartman	45	Senior Vice President, Product Development

Jakob Sigurdsson	43	Senior Vice President, Corporate Development

Lance Thibault joined deCODE in February 2001 and was named Chief Financial Officer and Treasurer in June 2001. He was a Director with the Global Capital Markets practice of PricewaterhouseCoopers in London, England prior to joining deCODE. Mr. Thibault received a B.S. in Accountancy from Bentley College in 1988 and is a certified public accountant.

Mark Gurney, Ph.D. has served as our Senior Vice President, Drug Discovery and Development since February 2005. From October 2003 to February 2005 he served as our Senior Vice President, Drug Discovery. Dr. Gurney joined deCODE in August 2000 and was elected our Vice President, Pharmaceutical Discovery in October 2000 and our Vice President, Drug Development in August 2002. He was formerly Director, Genomics Research at Pharmacia Corporation. Prior to his positions at Pharmacia, Dr. Gurney held academic appointments in the Department of Pharmacological and Physiological Sciences at the University of Chicago and in the Department of Cell, Molecular and Structural Biology at the Northwestern University Medical School. He received his B.A. in Biology from the University of California at San Diego in 1975 and his Ph.D. from the California Institute of Technology in 1980. In 1994, he completed his M.B.A. at Northwestern University’s Kellogg School of Management.

Daniel Hartman, M.D., joined deCODE in July 2005 as our Senior Vice President, Product Development. Prior to joining deCODE, Dr. Hartman served since 2001 in senior clinical development positions at Pfizer, including Global Clinical Leader, Allergy and Respiratory Diseases; Clinical Exploratory Head, Cardiovascular and Metabolic Diseases; and Experimental Medicine Therapy Area Leader, Cardiovascular, Metabolism and Anaderm. From 2000 to 2001, Dr. Hartman was Vice President of Worldwide Clinical Development at Esperion Therapeutics. Prior to joining Esperion, he was Director, Clinical Cardiovascular and Therapy Head, Thrombosis and Cardiopulmonary Disease at Pfizer. From 1995 to 1999, Dr. Hartman served in senior clinical research positions at Eli Lilly & Company. Dr. Hartman received his M.D. from Wayne State University, and held post-doctoral and faculty positions at the Indiana University School of Medicine. He is board certified in internal medicine and is a member of numerous medical societies.

Jakob Sigurdsson joined deCODE in October 2006 as Senior Vice President, Corporate Development.  Mr. Sigurdsson was formerly CEO and President of Alfesca, a multinational foods group with major operations in Iceland, the UK, France and Spain. Prior to his position at Alfesca, Mr. Sigurdsson held senior positions in the United States and Europe for Rohm and Haas Company, a NYSE-listed specialty materials company.  Mr. Sigurdsson holds a B.S. degree in chemistry from the University of Iceland and an M.B.A. from the Kellogg School of Management at Northwestern University.

EXECUTIVE COMPENSATION

[To be included in the Definitive Proxy Statement]

Equity Compensation Plan Information

The following table sets forth information concerning the number of outstanding options, the weighted average exercise price of those securities and the number of securities remaining to be granted under existing equity compensation plans as of December 31, 2006.  All equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	7,360,096	$14.34	4,201,184

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,360,096	$14.34	4,201,184

(1)             Includes the deCODE genetics, Inc. 1996 Equity Incentive Plan, 2002 Equity Incentive Plan and the 2006 Equity Incentive Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of February 28, 2007, except as otherwise noted, regarding the beneficial ownership of our common stock by (i) each current director, (ii) each Named Executive Officer, (iii) all of our current directors and executive officers as a group, and (iv) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of the common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock(2)

T. Rowe Price Associates, Inc.(3)	9,293,831	15.1%
100 E. Pratt Street Baltimore, MD 21202

AXA Financial, Inc. and affiliates(4)	4,518,085	7.3
1290 Avenue of the Americas New York, NY 10104

Columbia Wanger Asset Management, L.P(5)	3,872,800	6.3
227 West Monroe Street Suite 3000 Chicago, IL 60606

SAPAC Corporation Ltd(6)	3,240,134	5.2
Cerrito 461 Piso 4 P.O. Box 531 Correo Central Montevideo, Uruguay 11000

Kari Stefansson(7)	3,181,543	5.1
c/o deCODE genetics, Inc. Sturlugata 8 IS-101 Reykjavik, Iceland

Lance Thibault(8)	148,046	*

Mark Gurney(9)	246,875	*

Daniel Hartman(10)	117,545	*

Tomas Sigurdsson(11)	139,893	*

J. Neal Armstrong(12)	66,656	*

James Beery(13)	51,105	*

Linda Buck	8,333	*

Earl M. Collier	0	*

Peter Goodfellow	0	*

Terrance G. McGuire(14)	161,674	*

Birgit Stattin Norinder	0	*

All directors and executive officers as a group (12 persons)(15)	3,984,027	6.5%

*                    Comprises less than one percent of the outstanding common stock.

(1)             The number of shares beneficially owned by the individuals and entities listed in the table is determined in accordance with the rules of the Securities and Exchange Commission, and may not be conclusive as to ownership of those securities for any other purpose.  Under those rules, an individual (or entity) is deemed to beneficially own shares of common stock as to which the individual currently has certain sole or shared powers or as to which the individual can acquire such powers within 60 days by the exercise of any option, warrant or other right.  Accordingly, the table includes shares underlying options and warrants which will be exercisable within 60 days of February 28, 2007, but does not include shares underlying options and warrants that will become exercisable more than 60 days after February 28, 2007.  The footnotes to the table set forth the number of such shares included in the table.  We have been advised that each stockholder listed in the table has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes below.

(2)             Applicable percentage of ownership is based on 61,697,833 shares of common stock outstanding on February 28, 2007.

(3)             Reflects beneficial ownership as of December 31, 2006, as set forth in a Schedule 13G/A filed on February 13, 2007 by T. Rowe Price Associates, Inc. (Price Associates).  These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims beneficial ownership of such securities.  Of the reported shares, Price Associates reported that it has sole voting power of 2,017,100 shares, no shared voting power, sole dispositive power of 9,293,831 shares and no shared dispositive power.

(4)             Reflects beneficial ownership as of December 31, 2006, as set forth in a Schedule 13G/A filed on February 13, 2007 by AXA Financial, Inc. (“Financial”) on behalf of itself and affiliated entities.  According to the Schedule, the shares are also beneficially owned by the following French affiliates of Financial: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; and AXA (collectively with Financial, the “AXA Group”).  Of the reported shares, the AXA Group reported that it has sole voting power with respect to 3,404,659 shares, that it shares voting power with respect to no shares, that is has sole dispositive power with respect to 4,518,085, and that it shares dispositive power with respect to no shares.  The AXA Group disclaims beneficial ownership of the reported shares

(5)             Reflects beneficial ownership as of December 31, 2006, as set forth in a Schedule 13G jointly filed on January 12, 2007 by  Columbia Wanger Asset Management, L.P. and Columbia Acorn Trust.

(6)             Reflects beneficial ownership as of December 31, 2006. Includes 166,667 shares of common stock issuable upon exercise of warrants.

(7)             Includes 556,251 shares of common stock issuable upon exercise of options held by Dr. Stefansson.

(8)             Includes 142,187 shares of common stock issuable upon exercise of options held by Mr. Thibault.

(9)             Represents shares of common stock issuable upon exercise of options held by Dr. Gurney.

(10)       Represents 117,545 shares of common stock issuable upon exercise of options held by Dr. Hartman.  Does not include 50,000 shares of restricted stock with respect to which Dr. Hartman has no dispositive or voting rights.

(11)       Includes 134,375 shares of common stock issuable upon exercise of options held by Mr. Sigurdsson.

(12)       Includes 60,000 shares of common stock issuable upon exercise of options held by Mr. Armstrong.

(13)       Includes 46,667 shares of common stock issuable upon exercise of options held by Mr. Beery.

(14)       Represents (a) 101,674 shares of common stock held by Terrance McGuire TTEE, Terrance McGuire Trust-1999 and (b) 60,000 shares of common stock issuable upon exercise of options held by Mr. McGuire.

(15)       Represents an aggregate of 2,746,169 shares of common stock and 1,237,858 shares of common stock issuable upon exercise of options.

CERTAIN RELATIONSHIPS

We have adopted a written policy regarding related party transactions.  For purposes of this policy, related party transactions are those that are required to be disclosed pursuant Securities and Exchange Commission Regulation S-K, Item 404.  Pursuant to this policy, all related party transactions must be documented in writing and reviewed, approved and monitored by the Audit Committee.

The policy provides that (i) our Corporate Counsel will review in advance each proposed contract or other proposed transaction to determine whether the contemplated transaction is a related party transaction and (ii) if a proposed transaction is identified as a related party transaction, management will provide to the Audit Committee sufficient information about the parties and the transaction for the Audit Committee to make an informed review and assessment.  It is the policy of the Audit Committee not to approve any proposed related party transaction unless it is on terms that, in the judgment of the Audit Committee, are fair to deCODE.

Pursuant to the policy, not less than annually, each officer and director is required to complete and deliver to the Corporate Counsel a questionnaire designed to identify all related party transactions to which such officer or director is a party or about which he or she has knowledge.  In addition, the Audit Committee is required to review annually all existing related party transactions to determine that the conduct of such transactions is consistent with what was contemplated at the time of initial Audit Committee approval and that such transactions continue to be appropriate.

During 2006 we did not engage in any related party transactions that are required to be disclosed pursuant Securities and Exchange Commission Regulation S-K, Item 404.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market.  Based solely upon our review of the copies of Forms 3, 4 and 5 furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have timely filed all required reports.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller.  The Code of Business Conduct and Ethics can be found on our website at www.decode.com.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007.  Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions from our stockholders.  They will be given the opportunity to make a statement if they wish to do so.

If the stockholders do not ratify the Audit Committee’s decision to appoint Deloitte, the Audit Committee may reconsider its selection.  The affirmative vote of a majority of the shares voted at the Annual Meeting is required for ratification.

Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2006.

The following table summarizes the fees billed or expected to be billed by Deloitte & Touche LLP (“Deloitte”) for services rendered for the fiscal years ended December 31, 2006 and 2005:

Type of Fees	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit Fees	$1,002,450	$886,500
Audit-Related Fees	23,000	0
Tax Fees	160,930	95,400
All Other Fees	0	0
Total Fees	$1,186,380	$981,900

The caption “audit fees” includes fees for professional services for the audit of our financial statements included in our Form 10-K, review of our financial statements included in our Form 10-Qs, issuance of comfort letters and/or consents in connection with registration statements filed with the Securities and Exchange Commission, and the attestation of management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002. “Audit-related fees” are fees for grant audits, statutory audits, mergers and acquisitions and consultations. “Tax fees” are fees for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Accountants

The Audit Committee has adopted policies and procedures relating to the approval of all audit and legally permissible non-audit services provided by our independent registered public accounting firm.  Pursuant to this policy, all services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance.  Pre-approval is generally provided for up to one year as to a detailed list of services, subject to a budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee has delegated the authority to each of its members to pre-approve services that exceed the budgeted amounts or that were not previously pre-approved when time constraints do not permit pre-approval by the full Audit Committee.  Any such pre-approvals must be reported to the Audit Committee as its next meeting.

The Audit Committee pre-approved all services performed by our independent registered public accounting firm during 2005 and 2006.

The Board of Directors recommends that you cast your vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

PROPOSAL 3
APPROVAL OF AMENDMENT TO OUR AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
FROM 100,000,000 TO 150,000,000 SHARES

The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the Annual Meeting an amendment to Section 4.1 of deCODE’s Amended and Restated Certificate of Incorporation.  The proposed amendment would increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares.

For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of deCODE and its stockholders.  If the amendment is approved, it will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of the State of Delaware.  The text of the proposed amended Section 4.1 is set forth below:

4.1           Authorized Shares.  This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred and Fifty-Six Million, Seven Hundred and Sixteen Thousand, Six Hundred and Sixty-Six (156,716,666), One Hundred and Fifty Million (150,000,000) shares of which will be Common Stock (the “Common Stock”) and Six Million, Seven Hundred and Sixteen Thousand, Six Hundred and Sixty-Six (6,716,666) shares of which will be Preferred Stock (the “Preferred Stock”).  The Preferred Stock will have a par value of one-tenth of one cent ($0.001) per share, and the Common Stock will have a par value of one-tenth of one cent ($0.001) for share.

The Board of Directors believes that it is the best interests of deCODE to increase our authorized common stock in order to meet possible contingencies and opportunities for which the issuance of common stock may be deemed advisable.  From time to time we have given, and in the future are likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives, such as advancement of our research and drug development programs, through the public or private sale of equity securities and to the desirability of issuing shares in connection with strategic alliances.  The ability to issue additional shares of common stock in any future capital raising endeavor or expansion transaction, without the costs and delays incident to obtaining stockholder approval at the time of such issuance, is vital to our success in a competitive marketplace.

We have no current plans and have not entered into any arrangements or understandings whereby we would be required to issue any of the additional shares of common stock for which authority is now sought.  Purposes for which the additional shares of common stock could be issued include financing transactions, the acquisition of the shares or assets or other corporations, stock splits or dividends, dividend reinvestment programs and employee benefits plans.

As of February 28, 2007, there were 61,697,833 shares of common stock issued and outstanding.  We have reserved additional shares of common stock in connection with the exercise of outstanding warrants and the exercise of options granted or to be granted under our 1996 Equity Incentive Plan, our 2002 Equity Incentive Plan and our 2006 Equity Incentive Plan.  In the opinion of the Board of Directors, the remaining authorized and unissued shares of common stock are insufficient to meet our capital needs.

The newly authorized shares of common stock, which will be identical to the shares of common stock presently authorized, may be issued for such consideration as will be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable laws or rules of The Nasdaq Stock Market or any other exchange or market system on which the common stock is then traded.  In connection with any issuance and sale of such shares, the Board will determine the number of shares to be issued and sold and the terms upon which they may be issued and sold based upon conditions existing at the time of such issuance and sale.  Our stockholders do not have the preemptive right to subscribe on a pro-rata basis to any future issuance of shares.  If we elect to issue additional shares of common stock, stockholders would not have any preferential right to purchase them, and their ownership would therefore be diluted.

Although, the Board of Directors is not aware of any effort by any person to acquire control of deCODE, the authorized but unissued shares could be used to make it more difficult to effect a change in control, and thereby make it more difficult for stockholders to obtain an acquisition premium for their shares or remove incumbent management.  Such shares could be used to create impediments for persons seeking to gain control of deCODE by means of a merger, tender offer, proxy contest or other means.  For example, substantial dilution of a potential acquiring party could be achieved through private placement of securities with purchasers who might cooperate with the Board of Directors in opposing the potential acquiring party.  The proposed amendment is not part of a plan by our Board of Directors to propose anti-takeover measures and the Board of Directors does not presently intend to propose anti-takeover measures in future proxy solicitations.

In accordance with the Delaware General Corporation Law, the proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

The Board of Directors recommends a vote FOR the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares.

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting.  If any other matters come before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.  Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

The accompanying proxy is being solicited by our Board of Directors.  We will bear all costs of the solicitation of proxies.  In addition to the use of the mails, proxies may be solicited by our regular employees, either personally or by telephone or telegraph.  We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies.  We will reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

The information in this Proxy Statement refers to deCODE genetics, Inc., a Delaware corporation, its wholly-owned subsidiaries, Islensk erfdagreining ehf., and MediChem Life Sciences, Inc., and their wholly-owned subsidiaries.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MARCH 27, 2007, UPON WRITTEN REQUEST MADE TO TANYA ZHAROV AT OUR OFFICES LOCATED AT STURLUGATA 8, IS-101 REYKJAVIK, ICELAND OR KRISTI LANIER AT OUR OFFICES LOCATED AT 1000 WINTER STREET, SUITE 3100, WALTHAM, MASSACHUSETTS 02451.  A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

By Order of the Board of Directors,

KARI STEFANSSON
Chairman, Chief Executive Officer
and President

Dated: April , 2007

☐                                                                     ▼ DETACH PROXY CARD HERE ▼
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Please sign, date and return	☒
this proxy card in the	Votes must be indicated
enclosed postage prepaid	(x) in Black or Blue ink.
envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

				FOR	AGAINST	ABSTAIN
1.	Election of Directors.	3.	Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.	☐	☐	☐

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS ☐

Nominee: Class III—Kari Stefansson, Terrance McGuire and Peter Goodfellow

INSTRUCTIONS: To withhold authority to vote for one of the nominees, mark					I/WE PLAN TO ATTEND THE MEETING	☐
the “Exceptions” box and write the nominee’s name in the space provided below.					To change your address, please mark this box.	☐
Indicate your preference by marking only one box above.)					To include any comments, please mark this box.	☐

* Exceptions

2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s	FOR	AGAINST	ABSTAIN
	independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐
SCAN LINE

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

					Date Share Owner sign here	Co-Owner sign here

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deCODE genetics, Inc.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS—May 11, 2007

The undersigned hereby appoints Kári Stefánsson and Tanya Zharov, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value U.S. $.001 per share, of deCODE genetics, Inc. a Delaware corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders, to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, IL on Friday, May 11, 2007 at 9:00 A.M. local time and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated April   , 2007, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

This proxy is being solicited by the Board of Directors of deCODE genetics, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)